As filed with the Securities and Exchange Commission on October 19, 2020.

Registration No. 333-249078

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LITHIUM AMERICAS CORP.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada
(Province or other jurisdiction of incorporation or organization)

1000
(Primary Standard Industrial Classification Code Number, if applicable)

Not Applicable
(I.R.S. Employer Identification No., if applicable)

900 West Hastings Street, Suite 300,

Vancouver, British Columbia

Canada, V6C 1E5

(778) 656-5820
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System

28 Liberty St.

New York, New York 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jonathan Evans Lithium Americas Corp. 900 West Hastings Street, Suite 300, Vancouver, British Columbia Canada, V6C 1E5 (778) 656-5820	James Guttman Richard Raymer Dorsey & Whitney LLP TD Canada Trust Tower Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario Canada, M5J 2S1 Tel: (416) 367-7376

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
 (Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐

pursuant to Rule 467(b) on (            ) at (            ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (            ).

	3.	☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See "Plan of Distribution".

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Lithium Americas Corp. at 300-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5, e-mail: legal@lithiumamericas.com, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	October 19, 2020

LITHIUM AMERICAS CORP.

US$500,000,000

Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units

Lithium Americas Corp. ("LAC", "we" or the "Company") may from time to time offer and issue the following securities: (i) common shares of the Company ("Common Shares"); (ii) preferred shares of the Company ("Preferred Shares"); (iii) senior and subordinated debt securities of the Company, including convertible debt securities (collectively, "Debt Securities"); (iv) subscription receipts ("Subscription Receipts") exchangeable for Common Shares and/or other securities of the Company; (v) warrants ("Warrants") exercisable to acquire Common Shares and/or other securities of the Company; and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit ("Units", and together with the Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and Warrants, the "Securities"), or any combination thereof, having an aggregate offering price of up to US$500,000,000 (or the equivalent thereof, at the date of issue, in Canadian dollars or any other currency or currencies, as the case may be), at any time during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the "Prospectus"), remains effective. The Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and set forth in one or more prospectus supplements (each, a "Prospectus Supplement"). This Prospectus qualifies the distribution of Securities by the Company and by one or more selling securityholders, as described below. In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of any offering of Securities will be set out in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the designation of the particular class, series, liquidation preference amount, the number of Preferred Shares being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Preferred Shares are being offered for cash, the currency or currency unit for which such Preferred Shares may be purchased, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinated, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions, and any other terms specific to the Debt Securities being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of Subscription Receipts for Common Shares and/or other securities of the Company, as the case may be, the currency or currency unit in which the Subscription Receipts are issued, and any other terms specific to the Subscription Receipts being offered; (v) in the case of Warrants, the number of Warrants being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company, and any other terms specific to the Warrants being offered; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Units are being offered for cash, the currency or currency unit in which the Units are issued, and any other terms specific to the Units being offered. A Prospectus Supplement may include other specific terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

- i -

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

This Prospectus may qualify an "at-the-market distribution" as defined in NI 44-102. This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate) or a United States federal funds rate.

We and any selling securityholder may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents designated by the Company and/or the selling securityholders from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if any, engaged by the Company and/or the selling securityholders in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to us and/or the selling securityholders, and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters', dealers' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to the Company. See "Plan of Distribution".

Unless otherwise specified in the relevant Prospectus Supplement, subject to applicable laws, in connection with any offering of Securities, other than an "at-the-market distribution", the underwriters, dealers or agents may over-allot or effect transactions that are intended to stabilize or maintain the market price of the offered Securities at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter, dealer or agent involved in an "at-the-market distribution", no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed. See "Plan of Distribution".

- ii -

As at the date of this Prospectus, no underwriter, dealer or agent is in a contractual relationship with the Company or a selling securityholder requiring the underwriter, dealer or agent to distribute under this Prospectus. No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Investors should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. Neither the Company nor any selling securityholder has authorized anyone to provide investors with different or additional information. There are certain risks inherent in an investment in our Securities and in our activities. Prospective investors should carefully read and consider the risk factors described or referenced under the headings "Forward-Looking Information" and "Risk Factors" in this Prospectus, contained in any of the documents incorporated by reference herein, and in any applicable Prospectus Supplement and any of the documents incorporated by reference therein, before purchasing Securities. See "Forward-Looking Information" and "Risk Factors" below and the "Risk Factors" section of the applicable Prospectus Supplement.

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. See "Currency and Exchange Rate Information".

The outstanding Common Shares are listed and posted for trading in Canada on the Toronto Stock Exchange ("TSX") and in the United States on the New York Stock Exchange ("NYSE") under the trading symbol "LAC". On October 16, 2020, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$15.82 and the closing price of the Common Shares on the NYSE was US$12.00.

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See "Risk Factors" below and the "Risk Factors" section of the applicable Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE ''SEC'') OR ANY STATE SECURITIES COMMISSION OR REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION OR REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are permitted, under the multi-jurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada ("MJDS"), to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements.

We prepare our annual financial statements, certain of which are incorporated by reference herein, in United States dollars and in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board (the "IASB"), and our interim financial statements, certain of which are incorporated by reference herein, in United States dollars and in accordance with IFRS as issued by the IASB as applicable to interim financial reporting, and they therefore may not be comparable to financial statements of United States companies.

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Owning Securities may subject you to tax consequences both in Canada and the United States. Such tax consequences, including for investors who are resident in, or citizens of, the United States and Canada, are not described in this Prospectus and may not be fully described in any applicable Prospectus Supplement. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because: (i) the Company is incorporated in British Columbia, a province of Canada; (ii) some of the officers and directors and some of the experts named in this Prospectus are not residents of the United States; and (iii) certain of the Company's assets and all or a substantial portion of the assets of such persons are located outside of the United States. See "Enforceability of Certain Civil Liabilities and Agent for Service of Process".

Certain of our directors and officers and some of the experts named in this Prospectus reside outside of Canada. See "Enforceability of Certain Civil Liabilities and Agent for Service of Process".

The Company's head and registered office is located at 300-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5.

- iv -

ABOUT THIS PROSPECTUS

This Prospectus provides a general description of the Securities that we and/or a selling securityholder may offer. Each time we and/or a selling securityholder sell Securities under this Prospectus, we will prepare a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below and in the applicable Prospectus Supplement under "Documents Incorporated by Reference".

Investors should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement and are not entitled to rely on certain parts of the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement to the exclusion of the remainder. Neither we nor any selling securityholder has authorized anyone to provide investors with different or additional information. Neither we nor any selling securityholder is making an offer of Securities in any jurisdiction where the offer or sale of Securities is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents (including the documents incorporated by reference herein and therein), regardless of the time of delivery of this Prospectus, any applicable Prospectus Supplement or any sale of Securities.

Unless we have indicated otherwise, or the context otherwise requires, references in this Prospectus and any Prospectus Supplement to "LAC", the "Company", "we", "us" and "our" refer to Lithium Americas Corp. and/or, as applicable, one or more of its subsidiaries and/or, as applicable, its joint venture.

FORWARD-LOOKING INFORMATION

This Prospectus, including the documents incorporated herein by reference, contains "forward-looking information" within the meaning of applicable Canadian securities legislation and "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as "forward-looking information"). These statements relate to future events or the Company's future performance. All statements, other than statements of historical fact, may be forward-looking information. Information concerning mineral resource and mineral reserve estimates also may be deemed to be forward-looking information in that it reflects a prediction of mineralization that would be encountered if a mineral deposit were developed and mined. Forward-looking information generally can be identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect", "may", "will", "project", "predict", "propose", "potential", "targeting", "intend", "could", "might", "should", "believe" and similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking information.

In particular, this Prospectus contains or incorporates by reference forward-looking information, including, without limitation, with respect to the following matters or the Company's expectations relating to such matters: successful development of the Cauchari-Olaroz and Thacker Pass Projects, including timing, progress, construction, milestones, anticipated productions and results thereof; the expected benefits from the Project Investment; the expected benefits from the 2020 Cauchari Transaction; expectations and anticipated impact of any COVID-19 cases on site; statements regarding anticipated decision making with respect to Minera Exar; capital expenditures and programs; estimates of the mineral resources and mineral reserves at the Company's properties; development of mineral resources and mineral reserves; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the realization of mineral resources and mineral reserves estimates, including whether mineral resources will ever be developed into mineral reserves and information and underlying assumptions related thereto; the timing and amount of future production; currency exchange and interest rates; expected outcome and timing of environmental surveys and permit applications and other environmental matters; the Company's ability to raise capital; expected expenditures to be made by the Company on its properties; the timing, cost, quantity, capacity and product quality of production of the Cauchari-Olaroz Project, which is held and operated through the Company's joint venture with Ganfeng; successful operation of the Cauchari-Olaroz Project under its co-ownership structure; whether the Company will ever be able to realize on the additional debt funding commitment from Bangchak, including the terms and timing thereof; ability to produce high quality battery grade lithium carbonate; the timing, cost, quantity, capacity and product quality of production at the Thacker Pass Project; results of the Company's engineering, design, permitting program at the Thacker Pass Project, including that the Company meets deadlines and receives permits as anticipated; successful results from the Company's testing facility and third-party tests related thereto; capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, payback period, sensitivity analyses, net cash flows and EBITDA of the Cauchari-Olaroz Project and the Thacker Pass Project; timing, results and completion of the Thacker Pass Project feasibility study; the Company's share of the expected capital expenditures for the construction of the Cauchari-Olaroz Project and for permitting and Thacker Pass Project feasibility study activities at the Thacker Pass Project; ability to achieve capital cost efficiencies; stability and inflation related to the Argentine peso, whether the Argentine government implements additional foreign exchange and capital controls, and the effect of current or any additional regulations on the Company's operations; approval of pending patents; and the potential for partnership and financing scenarios for the Thacker Pass Project.

Forward-looking information does not take into account the effect of transactions or other items announced or occurring after the statements are made. Forward-looking information is based upon a number of expectations and assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Company's control, that could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking information. With respect to forward-looking information listed above and incorporated by reference herein, the Company has made assumptions regarding, among other things:

• current technological trends;

• a cordial business relationship between the Company and Ganfeng for the Cauchari-Olaroz Project;

• ability of the Company to fund, advance and develop the Cauchari-Olaroz Project and the Thacker Pass Project;

• the Company's ability to operate in a safe and effective manner;

• uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada and Argentina;

• demand for lithium, including that such demand is supported by growth in the electric vehicle market;

• the impact of increasing competition in the lithium business, and LAC's competitive position in the industry;

• general economic conditions;

• the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates;

• stability and inflation of the Argentinian peso, including any foreign exchange or capital controls which may be enacted in respect thereof, and the effect of current or any additional regulations on the Company's operations;

• the impact of unknown financial contingencies, including litigation costs, on the Company's operations;

• gains or losses, in each case, if any, from short-term investments in Argentine bonds and equities;

• estimates of and unpredictable changes to the market prices for lithium;

• exploration, development and construction costs for the Cauchari-Olaroz Project and the Thacker Pass Project;

• estimates of mineral resources and mineral reserves, including whether mineral resources will ever be developed into mineral reserves;

• reliability of technical data;

• anticipated timing and results of exploration, development and construction activities;

• timely responses from governmental agencies responsible for reviewing and considering the Company's permitting activities at the Thacker Pass Project;

• the Company's ability to obtain additional financing, including pursuant to the additional debt funding commitment from Bangchak, on satisfactory terms or at all;

• the ability to develop and achieve production at any of the Company's mineral exploration and development properties;

• the impact of COVID-19 on the Company's business;

• expected benefits from the 2020 Cauchari Transaction;

• accuracy of development budget and construction estimates; and

• preparation of a development plan for lithium production at the Thacker Pass Project.

Although the Company believes that the assumptions and expectations reflected in such forward-looking information are reasonable, LAC can give no assurance that these assumptions and expectations will prove to be correct, and since forward-looking information inherently involves risks and uncertainties, undue reliance should not be placed on such information.

The Company’s actual results could differ materially from those anticipated in any forward-looking information as a result of the risk factors contained in and incorporated by reference in this Prospectus, including but not limited to, the factors referred to under the heading “Risk Factors” in this Prospectus, under the heading “Description of the Business – Risk Factors” in the Company’s most recent annual information form and under the heading “Risks and Uncertainties” in the Company’s management’s discussion and analysis for our most recently completed audited financial year and, if applicable, interim financial period. Such risks include, but are not limited to the following: the impacts of COVID-19 on the availability and movement of personnel, supplies and equipment and on the timing for regulatory approvals and permits and on third parties on whom the Company or the joint venture operation in respect of the Cauchari-Olaroz Project rely for services, such as preparation of the Thacker Pass definitive feasibility study and construction at the Cauchari-Olaroz Project; the Company’s mineral properties may not be developed as planned and uncertainty of whether there will ever be production at the Company’s mineral exploration properties; cost overruns; risks associated with the Company’s ability to successfully secure adequate funding; market prices affecting the ability to develop the Company’s mineral properties; risks associated with co-ownership arrangements; risk to the growth of lithium markets; lithium prices; inability to obtain required governmental permits and government-imposed limitations on operations; technology risk; inability to achieve and manage expected growth; political risk associated with foreign operations, including co-ownership arrangements with foreign domiciled partners; emerging and developing market risks; risks associated with not having production experience; operational risks; changes in government regulations; changes to environmental requirements; failure to obtain or maintain necessary licenses, permits or approvals; insurance risk; receipt and security of mineral property titles and mineral tenure risk; changes in project parameters as plans continue to be refined; changes in legislation, governmental or community policy; mining industry competition; market risk; volatility in global financial conditions; uncertainties associated with estimating mineral resources and mineral reserves, including uncertainties relating to the assumptions underlying mineral resource and mineral reserve estimates; whether mineral resources will ever be converted into mineral reserves; whether the Company is able to successfully monetize any increase in off-take from any increased development plan, and the expected benefits from the Project Investment and other transactions described herein and in the documents incorporated by reference herein; the expected benefits from the 2020 Cauchari Transaction; inherent risks in realizing on Bangchak’s additional debt funding commitment, including the availability thereof, consent of the Company’s senior lenders and the addition of additional debt on the Company’s balance sheet; risks related to investments in Argentine bonds and equities; opposition to development of the Company’s mineral properties; lack of unitization and reservoir management rules; surface access risk; geological, technical, drilling or processing problems; uncertainties in estimating capital and operating costs, cash flows and other project economics; liabilities and risks, including environmental liabilities and risks inherent in mineral extraction operations; health and safety risks; risks related to the stability and inflation of the Argentine peso, including any foreign exchange or capital controls which may be enacted in respect thereof, and the effect of current and any additional regulations on the Company’s operations; risks related to unknown financial contingencies, including litigation costs, on the Company’s operations; incorrect assessments of the value of acquisitions; unanticipated results of exploration activities; unpredictable weather conditions; unanticipated delays in preparing technical studies; inability to generate profitable operations; restrictive covenants in debt instruments; lack of availability of additional financing on terms acceptable to the Company and/or joint venture partners; shareholder dilution; intellectual property risk; dependency on key personnel; payment of dividends; competition for, amongst other things, capital, undeveloped lands and skilled personnel; fluctuations in currency exchange and interest rates; regulatory risk, including as a result of the Company’s dual-exchange listing and increased costs thereof; conflicts of interest; Common Share price volatility; and cyber-security risks and threats. Consequently, actual results and events may vary significantly from those included in, contemplated or implied by such statements.

Readers are cautioned that the foregoing lists of factors are not exhaustive. The forward-looking information contained in or incorporated by reference in this Prospectus is expressly qualified by these cautionary statements. All forward-looking information in this Prospectus speaks as of the date of this Prospectus. The Company does not undertake any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law. Additional information about these assumptions and risks and uncertainties is contained in the Company's filings with securities regulators, including the Company's most recent annual information form and most recent management's discussion and analysis for our most recently completed financial year and, if applicable, interim financial period, which are available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

NOTICE REGARDING REPRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

The disclosure included in or incorporated by reference in this Prospectus uses mineral reserves and mineral resources classification terms that comply with reporting standards in Canada and the mineral reserves and mineral resources estimates are made in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") - Definition Standards for Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the "CIM Definition Standards"), and NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Unless otherwise indicated, all mineral reserves and mineral resources estimates included in or incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101 and the CIM Definition Standards. These standards differ significantly from the requirements of the SEC set out in SEC Industry Guide 7 ("SEC Industry Guide 7"). In particular, SEC Industry Guide 7 applies different standards in order to classify mineralization as a mineral reserve. As a result, the definitions of "proven mineral reserves" and "probable mineral reserves" used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under SEC Industry Guide 7. Accordingly, mineral reserves estimates included in or incorporated by reference in this Prospectus may not qualify as "reserves" under SEC Industry Guide 7.

In addition, this Prospectus and the documents incorporated by reference herein use the terms “mineral resources,” “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources” to comply with the reporting standards in Canada. SEC Industry Guide 7 does not recognize mineral resources and U.S. companies are generally not permitted to disclose resources in documents they file with the SEC. “Inferred mineral resources” have a great amount of uncertainty as to whether they can be mined legally or economically. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or pre-feasibility studies. Although generally speaking it can be assumed that with further work and the application of modifying factors all mineral resources are upgradeable, investors are cautioned not to assume that all or any part of the “mineral resources,” “measured mineral resources,” “indicated mineral resources” or “inferred mineral resources” reported in this Prospectus and the documents incorporated by reference herein will ever be upgraded to a higher category. Investors are also cautioned not to assume that any part of the “mineral resources,” “measured mineral resources,” “indicated mineral resources” or “inferred mineral resources” reported in this Prospectus and the documents incorporated by reference herein are economically or legally mineable. In addition, the definitions of “proven mineral reserves” and “probable mineral reserves” under reporting standards in Canada differ in certain respects from the standards of SEC Industry Guide 7. For the above reasons, information included in this Prospectus and the documents incorporated by reference herein that describes the Company’s mineral reserves and mineral resources estimates is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC under SEC Industry Guide 7.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC.  These amendments became effective February 25, 2019 (the "SEC Modernization Rules") and, following a two-year transition period, the SEC Modernization Rules will replace the historical property disclosure requirements for mining registrants that are included in SEC Industry Guide 7.  Following the transition period, as a foreign private issuer that files its annual report on Form 40-F with the SEC pursuant to the MJDS, the Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and will continue to provide disclosure under NI 43-101 and the CIM Definition Standards.  If the Company ceases to be a foreign private issuer or loses its eligibility to file its annual report on Form 40-F pursuant to the MJDS, then the Company will be subject to the SEC Modernization Rules which differ from the requirements of NI 43-101 and the CIM Definition Standards.

PRESENTATION OF FINANCIAL INFORMATION

We present our financial statements in United States dollars and our annual financial statements are prepared in accordance with IFRS as issued by the IASB and our interim financial statements are prepared in accordance with IFRS as issued by the IASB as applicable to interim financial reporting. As a result, certain financial information included in or incorporated by reference in this Prospectus may not be comparable to financial information prepared by companies in the United States reporting under US GAAP. Certain calculations included in tables and other figures in this Prospectus have been rounded for clarity of presentation.

CURRENCY AND EXCHANGE RATE INFORMATION

This Prospectus contains references to United States dollars and Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars. References to "$" or "US$" are to United States dollars and references to "C$" are to Canadian dollars. The following table sets forth, for each of the periods indicated, the high, low and average exchange rates, and the exchange rate at the end of the period, for the conversion of one (1) United States dollar into the Canadian dollar equivalent, based on the indicative exchange rate as reported by the Bank of Canada:

	Six months ended June 30,		Year ended December 31,
	2020	2019	2019	2018
High	C$1.4496	C$1.3600	C$1.3600	C$1.3642
Low	C$1.2970	C$1.3087	C$1.2988	C$1.2288
Average	C$1.3651	C$1.3336	C$1.3269	C$1.2957
Rate at end of period	C$1.3628	C$1.3087	C$1.2988	C$1.3642

On October 16, 2020, the exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.3192.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed by us with the securities commissions or similar regulatory authorities in Canada, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary of the Company at 300-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5, e-mail: legal@lithiumamericas.com, and are also available electronically under the profile of the Company at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov.

As at the date of this Prospectus, the following documents, filed by the Company with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, as further described below:

(a) the annual information form of the Company dated March 13, 2020 for the year ended December 31, 2019 (the "2019 AIF");

(b) the audited consolidated financial statements of the Company as at and for the years ended December 31, 2019 and 2018, together with the notes thereto and the independent auditor's report thereon (the "2019 Annual Financial Statements");

(c) the management's discussion and analysis of the results of operations and financial condition of the Company for the year ended December 31, 2019 (the "2019 Annual MD&A");

(d) the unaudited condensed consolidated interim financial statements of the Company as at and for the three and six month periods ended June 30, 2020 and 2019, together with the notes thereto;

(e) the management's discussion and analysis of the results of operations and financial condition of the Company for the three and six month periods ended June 30, 2020 (the "2020 Q2 Interim MD&A");

(f) the management information circular of the Company dated April 7, 2020 prepared in connection with the annual general and special meeting of shareholders held on May 7, 2020;

(g) the material change report of the Company dated February 18, 2020 relating to the entering into by the Company of definitive agreements in connection with the 2020 Cauchari Transaction;

(h) the material change report of the Company dated July 9, 2020 relating to the announcement by the Company of a temporary suspension of non-essential construction activities at the Cauchari-Olaroz Project as a health and safety measure in response to workers testing positive for COVID-19 (see certain updates in this regard under “Business of the Company – Project Overview”); and

(i) the material change report of the Company dated September 8, 2020 relating to the completion by the Company of the 2020 Cauchari Transaction.

Except as otherwise stated below, any documents of the foregoing type, and all other documents of the type required to be incorporated by reference in a short form prospectus pursuant to NI 44-101, including, without limitation, any material change reports (excluding material change reports filed on a confidential basis), interim financial statements, annual financial statements and the auditor’s report thereon, management’s discussion and analysis, information circulars, annual information forms and business acquisition reports filed by the Company with the securities commissions or similar regulatory authorities in any of the provinces or territories of Canada subsequent to the date of this Prospectus and during the 25-month period this Prospectus remains effective, shall be deemed to be incorporated by reference in this Prospectus. Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall be deemed, except as so modified or superseded, not to constitute a part of this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus pursuant to the foregoing paragraph is also included in any report that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. Furthermore, we may incorporate by reference into the registration statement of which this Prospectus forms a part, any report on Form 6- K furnished to the SEC, including the exhibits thereto, if and to the extent provided in such report.

Upon new annual financial statements and related management's discussion and analysis of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual financial statements and related management's discussion and analysis and the previous interim financial statements and related management's discussion and analysis of the Company most recently filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new interim financial statements and related management's discussion and analysis of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous interim financial statements and related management's discussion and analysis of the Company most recently filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, notwithstanding anything herein to the contrary, the following documents shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) any material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) any business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circulars filed by the Company prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements is available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purpose of the distribution of the Securities to which the Prospectus Supplement pertains.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any "template version" of "marketing materials" (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution of such Securities and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part:

(a) the documents listed under the heading "Documents Incorporated by Reference";

(b) powers of attorney from our directors and officers, as applicable (included on the signature page to the registration statement);

(c) the consent of PricewaterhouseCoopers LLP;

(d) the consent of each expert or "qualified person" (for the purposes of NI 43-101) referred to in this Prospectus under the heading "Interests of Experts"; and

(e) the form of indenture for any Debt Securities issued hereunder.

A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. Under the MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Some of the documents that we file with or furnish to the SEC are electronically available from the SEC's Electronic Document Gathering and Retrieval system, which is commonly known by the acronym "EDGAR", and may be accessed at www.sec.gov.

The Company has filed with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to the Company and the Securities. See "Documents Filed as Part of the Registration Statement".

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS

The Company is a corporation incorporated under and governed by the BCBCA. Some of the directors and officers of the Company, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a certain portion of the Company's assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

Daniel Weber, Marek Dworzanowski, Anthony Sanford, John Young, Andrew Hutson and Rene LeBlanc, each a "qualified person" under NI 43-101 who has prepared or supervised the preparation of certain scientific and technical information contained or incorporated by reference in this Prospectus, reside outside of Canada. Eight of our directors, Jonathan Evans, Dr. Michael Fischer, Dr. Yuan Gao, George Ireland, John Kanellitsas, Franco Mignacco, Gabriel Marcelo Rubacha and Xiaoshen Wang, reside outside of Canada, and each has appointed the Company as their agent for service of process in Canada at its office address: 300-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5. Purchasers are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process in Canada.

THE COMPANY

The Company was incorporated under the BCBCA on November 27, 2007 under the name "Western Lithium Canada Corporation". On May 31, 2010, the Company changed its name to "Western Lithium USA Corporation". The Company amended its Articles in 2013 to add advance notice requirements for the election of directors and in 2015 to give the Board of Directors the authority by resolution to alter the Company's authorized share capital and to effect amendments to the Articles, except as otherwise specifically provided in the Articles or the BCBCA. On March 21, 2016, the Company changed its name to "Lithium Americas Corp.". On November 8, 2017, the Company completed the Consolidation.

The Company's head and registered office is located at 300-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5.

BUSINESS OF THE COMPANY

LAC is a Canadian based resource company focused on advancing two significant lithium development projects, the Cauchari-Olaroz Project, located in the Province of Jujuy in Argentina, and the Thacker Pass Project, located in north-western Nevada, USA.

Project Overview

Cauchari-Olaroz Project

The Cauchari-Olaroz Project is a lithium development project located in Juyjuy Province, Argentina. The Cauchari-Olaroz Project is a joint venture owned and operated by LAC and Ganfeng. In 2019, a definitive feasibility study (and accompanying NI 43-101 technical report) was completed for the Cauchari-Olaroz Project that provides for development of a mining and processing operation at site for the production of 40,000 tonnes per annum of battery-quality lithium carbonate over a 40 year period. The Cauchari-Olaroz Project is currently in the midst of project development.

In early July, the Company announced a temporary suspension of non-essential construction activities at the Cauchari-Olaroz Project as a health and safety measure in response to workers testing positive for COVID-19. As of the date of this Prospectus, all workers who tested positive in July have recovered and were released from isolation.

Construction activities at the Cauchari-Olaroz Project have resumed with enhanced COVID-19 protocols. Progress continues at site with focus on the carbonate plant civil works and the lime plant construction. All critical equipment remains on track to be delivered by the end of 2020. The Company continues to assess the impact of COVID-19 on the construction schedule. Based on the current remobilization plan, which follows health and safety guidelines requiring a significantly reduced workforce at site, the Company expects construction to be complete by the end of 2021 with production in early 2022.

Capital costs remain unchanged at US$565 million, on a 100% basis, including the contingency. As of September 30, 2020, over 60% of the capital costs have been spent with over 80% committed. In addition, the Company recently completed a detailed review to confirm operating cost assumptions based on the 2019 definitive feasibility study estimates remain less than US$3,600/t of battery-quality lithium carbonate.

On October 19, 2020, the Company filed the Cauchari TR. The Cauchari TR provides updated information from the NI 43-101 technical report filed in connection with the 2019 definitive feasibility study, which technical report is summarized in the 2019 AIF, 2019 Annual MD&A and 2020 Q2 Interim MD&A, to reflect the more advanced status of construction, the most recent estimate for completion of construction and the consequent changes to the economic analysis derived from these inputs. Capital expenditures remained unchanged at US$565 million, with US$304 million already spent as at June 30, 2020 and excluded from the NPV. Operating costs were updated to US$3,579 per tonne of battery-quality lithium carbonate from US$3,576 per tonne previously. The Cauchari TR resulted in after-tax NPV of US$1.5 billion at 10% discount rate and US$12,000/tonne long-term lithium carbonate price. Sensitivity analysis demonstrates after-tax NPV of US$518 million at 50% lower lithium carbonate prices and US$3.4 billion at 50% higher prices. The Cauchari TR otherwise reaffirms the mineral resource and mineral reserve estimates contained in the 2019 technical report filed in connection with the 2019 definitive feasibility study.

As of September 30, 2020, the Company had US$54 million in cash in addition to US$202 million in capital available from credit and loan facilities to fund the Company’s share of the Cauchari-Olaroz Project. The Company remains fully-funded to advance the Cauchari-Olaroz Project to production and expects to have excess liquidity available under its credit facilities.

Thacker Pass Project

The Thacker Pass Project is located in northern Humboldt County, Nevada and hosts a large sedimentary-based lithium mineral resource. In 2018, LAC completed a pre-feasibility study on the Thacker Pass Project. The mine plan in the pre-feasibility study contemplates developing an initial phase 1 production capacity of 30,000 tonnes per annum of battery-grade lithium carbonate, followed by an expansion to 60,000 tonnes per annum.

In 2019, LAC commenced work on a feasibility study. For the feasibility study, LAC is investigating different production parameters that will result in a different financial analysis to that of the pre-feasibility study. The feasibility study is expected to be accompanied by an updated resource estimate that incorporates exploration data from prior drilling and analysis on lands hosting sedimentary-based mineralization proximate to the current resource area, which is expected to result in a substantial increase to indicated and measured resources at the Thacker Pass Project.

Permitting continues to advance as planned at the Thacker Pass Project with all major permits expected to be received by the end of the first quarter of 2021. The U.S. Bureau of Land Management (“BLM”) recently completed a 45-day public comment period on the Draft Environmental Impact Statement (“EIS”) as published by the BLM in the third quarter of 2020. The BLM is in the process of incorporating public comments into the Final EIS which will form the basis of the Record of Decision.

In September, the Nevada Governor’s Office of Economic Development unanimously approved tax abatements for the Thacker Pass Project which are expected for the first phase construction period. The tax abatements total US$9 million, including partial sales, property and payroll tax abatements.

The Company continues to explore financing options for the construction of the Thacker Pass Project, including the possibility of a joint venture partner. Based on discussions with potential customers and joint venture partners, the Company is assessing changes to the parameters of its feasibility study work to target a higher production capacity than the 20,000 tonnes per annum of lithium carbonate equivalent and a revised product mix than previously considered. As a result, the scheduled timing for completion of the feasibility study will be adjusted once the Company has determined the targeted initial capacity and product mix that more accurately reflects forecasted market demand.

Detailed Project Descriptions

For additional information with respect to the Cauchari-Olaroz Project and the Thacker Pass Project and the business of the Company, readers are referred to the Company’s then-current annual information form, annual management’s discussion and analysis and interim management’s discussion and analysis, if applicable, all of which are incorporated by reference herein, and the other documents incorporated by reference herein. See also “Risk Factors” in this Prospectus and “Description of the Business – Risk Factors” in the Company’s then-current annual information form.

Developments Following the Date of the Prospectus

If, after the date of this Prospectus, the Company is required by Section 4.2 of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Company, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words "preliminary short form prospectus" refer to "shelf prospectus supplement".

CONSOLIDATED CAPITALIZATION

As at June 30, 2020, there were 90,643,112 Common Shares issued and outstanding, as well as 2,621,070 RSUs, 192,587 DSUs, 3,392,500 Options and 1,010,049 PSUs outstanding. As at October 16, 2020, there were 91,532,163 Common Shares issued and outstanding, as well as 2,472,656 RSUs, 211,900 DSUs, 2,453,000 Options and 1,010,049 PSUs outstanding. As part of completion of the 2020 Cauchari Transaction, Ganfeng provided US$40 million to Exar Capital B.V., a subsidiary of the Company, as a non-interest-bearing loan. Proceeds of the loan were used, on closing, to repay intercompany loans owing to the Company in the aggregate amount of US$40 million.

Other than as noted above, there have been no material changes in our share or loan capital, on a consolidated basis, since June 30, 2020.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement with respect to any issuance of Preferred Shares or Debt Securities (having a term to maturity in excess of one year) pursuant to this Prospectus, as required by applicable securities laws.

DESCRIPTION OF COMMON SHARES

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at October 16, 2020, 91,532,163 Common Shares are issued and outstanding. All rights and restrictions in respect of the Common Shares are set out in the Company's notice of articles and the BCBCA and its regulations. The Common Shares have no pre-emptive, redemption, purchase or conversion rights. Neither the BCBCA nor the constating documents of the Company impose restrictions on the transfer of Common Shares on the register of the Company, provided that the Company receives the certificate representing the Common Shares to be transferred together with a duly endorsed instrument of transfer and payment of any fees and taxes which may be prescribed by the Board of Directors from time to time. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The BCBCA and the Company's articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

The holders of the Common Shares are entitled to: (i) notice of and to attend any meetings of shareholders and shall have one vote per Common Share at any meeting of shareholders of the Company; (ii) dividends, if as and when declared by the Board of Directors; and (iii) upon liquidation, dissolution or winding up of the Company, on a pro rata basis, the net assets of the Company after payment of debts and other liabilities.

Dividend Policy

The Company has no fixed dividend policy and the Company has not declared any dividends on its Common Shares since its incorporation. The Company anticipates that all available funds will be used to undertake exploration and development programs on its mineral properties as well as for the acquisition of additional mineral properties. The payment of dividends in the future will depend, among other things, upon the Company's earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

DESCRIPTION OF PREFERRED SHARES

The particular class of Preferred Shares and the particular terms and provisions of any series of such class of Preferred Shares offered by any Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such series of Preferred Shares.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in the applicable Prospectus Supplement. The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be.

The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

• the specific designation of the Debt Securities;

• any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

• the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

• the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

• the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

• the covenants applicable to the Debt Securities;

• the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

• the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

• whether the Debt Securities will be secured or unsecured;

• whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

• whether the Debt Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

• the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than denominations of $5,000;

• each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

• if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

• material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

• any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

• any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate) or a United States federal funds rate.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts, which may be offered separately or together with Common Shares, Preferred Shares, Debt Securities, Warrants or Units, as the case may be, or may be converted into or exchanged for Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts, will be described in such Prospectus Supplement.

The Subscription Receipts will be issued under one or more subscription receipt agreements, in each case between the Company and a subscription receipt agent determined by the Company. A copy of any such subscription receipt agreement will be available on SEDAR at www.sedar.com.

The Prospectus Supplement relating to any Subscription Receipts being offered will include specific terms and provisions of the Subscription Receipts being offered thereby. These terms and provisions will include some or all of the following:

• the name or designation of the Subscription Receipts;

• the number of Subscription Receipts being offered;

• the price at which Subscription Receipts will be offered and whether the price is payable in instalments;

• the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities, as the case may be, and the consequences of such terms and conditions not being satisfied;

• the number of Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities that may be issued or delivered upon the conversion or exchange of each Subscription Receipt;

• the identity of the subscription receipt agent;

• the manner in which funds will be invested and held, and procedures for the release of funds (including interest or other income earned on funds) pending satisfaction or non-satisfaction of the escrow release or other conditions;

• any entitlements of the holders of Subscription Receipts to receive distributions declared on Common Shares or distribution-equivalent payments;

• the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

• the dates or periods during which the Subscription Receipts may be converted or exchanged into Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities;

• whether such Subscription Receipts will be listed on any securities exchange;

• material Canadian federal income tax consequences of owning, holding or disposing of the Subscription Receipts, if any;

• if applicable, whether the Subscription Receipts shall be in registered or unregistered form;

• if applicable, that the Subscription Receipts shall be issuable in whole or in part as one or more global securities and, in such case, the depositary or depositaries for such global securities in whose name the global securities will be registered;

• any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts;

• any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

• any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities to be received on the exchange of the Subscription Receipts.

Subscription Receipts, if issued in registered form, will be exchangeable for other Subscription Receipts of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of the Warrants. The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada pursuant to which the Company will agree not to distribute pursuant to this Prospectus, as it may be supplemented or amended, any Warrants that are “novel” (as such term is defined in NI 44-102), including Warrants that are convertible into or exchange or exercisable for securities of an entity other than the Company or its affiliates, unless the applicable Prospectus Supplement(s) pertaining to the distribution of the novel securities is either (a) first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where such novel securities are distributed, or (b) 10 business days have elapsed since the date of delivery to the applicable securities regulatory authority of the draft Prospectus Supplement in substantially final form and the applicable securities regulatory authority has not provided written comments on the draft Prospectus Supplement.

The Company may issue Warrants for the purchase of Common Shares and/or or other securities. The particular terms and provisions of the Warrants offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Warrants, will be described in such Prospectus Supplement.

Warrants may be offered separately or together with Common Shares, Preferred Shares, Debt Securities, Subscription Receipts or other Securities offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Each series of Warrants will be issued under one or more warrant indentures, in each case between the Company and a warrant agent determined by the Company. Each such warrant indenture, as supplemented or amended from time to time, will set out the terms and conditions of the applicable Warrants. The statements in this Prospectus relating to any warrant indenture and the Warrants to be issued under it are summaries of anticipated provisions of an applicable warrant indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such warrant indenture, as applicable. A copy of any such warrant indenture will be available on SEDAR at www.sedar.com.

The Prospectus Supplement relating to any Warrants being offered will include specific terms and provisions of the Warrants being offered thereby. These terms and provisions will include some or all of the following:

• the designation of the Warrants;

• the aggregate number of Warrants offered and the offering price;

• the designation, number and terms of the Common Shares and/or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

• the exercise price of the Warrants;

• the dates or periods during which the Warrants are exercisable;

• the designation and terms of any securities with which the Warrants are issued;

• if the Warrants are issued as a Unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

• the currency or currency unit in which the exercise price is denominated;

• whether such Warrants will be subject to redemption or call, and if so, the terms of such redemption or call provisions;

• any minimum or maximum amount of Warrants that may be exercised at any one time;

• whether such Warrants will be listed on any securities exchange;

• whether the Warrants will be issued in fully registered or global form;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

• any other rights, privileges, restrictions and conditions attaching to the Warrants; and

• any other material terms and conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities issuable on exercise of the Warrants.

Warrants, if issued in registered form, will be exchangeable for other Warrants of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The Company may issue Units comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Prospectus Supplement relating to any Units being offered will include specific terms and provisions of the Units being offered thereby. These terms and provisions will include some or all of the following:

• the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

• any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

• how, for income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities;

• the currency or currency units in which the Units may be purchased and the underlying Securities denominated;

• whether such Units will be listed on any securities exchange;

• whether the Units and the underlying Securities will be issued in fully registered or global form;

• any other rights, privileges, restrictions and conditions attaching to the Units; and

• any other materials terms and conditions of the Units and the underlying Securities.

The preceding description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to, if applicable, the unit agreement, collateral arrangements and depositary arrangements relating to such Units.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain selling securityholders, including affiliates of Bangchak and Ganfeng pursuant to their respective rights set out in the applicable investor rights agreement referred to under "Plan of Distribution". The terms under which the Securities will be offered by selling securityholders will be described in the Prospectus Supplement. In connection with any secondary offering, in respect of any selling securityholder that is resident outside of Canada, the Company will file a non-issuer's submission to jurisdiction form on behalf of such selling securityholder with the corresponding Prospectus Supplement. The Prospectus Supplement for, or including, any offering of the Securities by selling securityholders will include, without limitation, where applicable:

• the names of the selling securityholders;

• the number or amount of Securities owned, controlled or directed by each of the selling securityholders;

• the number or amount of Securities being distributed for the account of each selling securityholder;

• the number or amount of Securities to be owned, controlled or directed by each of the selling securityholders after the distribution, and the percentage that number or amount represents out of the total number or amount of outstanding Securities of the class or series being distributed;

• whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only;

• if the selling securityholder purchased any of the Securities held by it in the two years preceding the date of the Prospectus Supplement, the date or dates the selling securityholder acquired the Securities; and

• if the selling securityholder acquired the Securities held by it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the selling securityholder in the aggregate and on an average cost-per-security basis.

PLAN OF DISTRIBUTION

The Company or a selling securityholder may, during the 25-month period that this Prospectus remains effective, offer for sale and issue, as applicable, the Securities, separately or together: (i) through underwriters, dealers or agents purchasing as principal or acting as agent; (ii) directly to one or more purchasers, including sales upon the exercise of conversion or exchange rights attaching to convertible or exchangeable securities held by the purchaser; or (iii) through a combination of any of these methods of sale. Securities sold to the public pursuant to this Prospectus may be offered and sold exclusively in Canada or the United States, or in both jurisdictions. The Prospectus Supplement relating to each offering of Securities will indicate the jurisdiction or jurisdictions in which such offering is being made to the public, identify each underwriter, dealer or agent, as the case may be, and will also set forth the terms of that offering, including the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non- fixed price basis), the proceeds to the Company or, if applicable, the selling securityholder(s) and any underwriters', dealers' or agents' fees, commissions or other items constituting underwriters' or agents' compensation. Only underwriters, dealers or agents so named in the applicable Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Securities offered thereby. A Prospectus Supplement may provide that the Securities sold thereunder will be "flow-through" securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSX, the NYSE or other existing trading markets for the securities. The prices at which the Securities may be offered may vary between purchasers and during the period of distribution.

If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Any offering of Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See "Risk Factors".

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to "at-the-market distributions" or as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which are intended to stabilize or maintain the market price of the offered Securities at a level other than that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an "at-the-market distribution", no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed.

If underwriters or dealers purchase Securities as principals, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase those Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. If agents are used in an offering, unless otherwise indicated in the Prospectus Supplement, such agents will be acting on a "best efforts" basis for the period of their appointment. Any offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

Under agreements which may be entered into by the Company and, if applicable, selling securityholder(s), underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company and, if applicable, selling securityholder(s), against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company and/or any selling securityholder in the ordinary course of business.

Under certain investor rights agreements, affiliates of Bangchak and Ganfeng have certain registration rights pursuant to which Common Shares or other Securities owned by them may be qualified for distribution under this Prospectus. The specific terms of any offering by any selling securityholder will be set out in the applicable Prospectus Supplement.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time and for discretionary capital programs. Specific information about the use of the net proceeds to the Company of any offering of Securities under this Prospectus and the specific business objectives which the Company expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

There may be circumstances where, based on results obtained or for other sound business reasons, a reallocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the net proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" in this Prospectus and in the documents incorporated by reference herein and any other factors set forth in the applicable Prospectus Supplement. The Company may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities denominated in Canadian dollars, United States dollars or other currencies. The Company may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

To date, the Company has not generated significant revenues from operations. The Company had negative operating cash flows for the year ended December 31, 2019 and for the six months ended June 30, 2020 and the Company may continue to incur negative operating cash flows. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the proceeds of any offering of Securities to fund any such negative operating cash flow in future periods. See "Risk Factors - Negative Operating Cash Flows".

The Company will not receive any proceeds from any sale of Common Shares or other Securities by a selling securityholder.

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading in Canada on the TSX and in the United States on the NYSE under the symbol "LAC". Trading prices and volumes of the Common Shares for the previous 12-month period will be provided, as required, in each Prospectus Supplement.

PRIOR SALES

Information in respect of prior sales of Common Shares and other Securities distributed under this Prospectus and for securities that are convertible into or exchangeable for Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares and/or other Securities pursuant to such Prospectus Supplement.

CERTAIN INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain material Canadian federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may describe certain United States federal income tax considerations generally applicable to investors described therein who are U.S. persons (within the meaning of the United States Internal Revenue Code of 1986, as amended) of the acquisition, ownership and disposition of any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

An investment in the Securities is speculative and subject to a number of risks, including those set forth below and in the Company's then-current annual information form and in the then-current management's discussion and analysis for our most recently completed financial year and interim financial period, if applicable. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement.

Prospective investors should carefully consider these risks, in addition to the information contained and incorporated by reference herein and in the Prospectus Supplement relating to an offering and the information incorporated by reference therein, before purchasing Securities. Some of the risk factors described herein and in the documents incorporated by reference herein (including subsequently filed documents incorporated by reference herein), including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the events identified in these risks and uncertainties were to actually occur, it could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. These are not the only risks and uncertainties that the Company faces. Additional risks and uncertainties not presently known to the Company or that are currently considered immaterial may also have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described in this Prospectus or the applicable Prospectus Supplement or the documents incorporated by reference herein and therein or other unforeseen risks.

COVID-19 has Negatively Affected and is Expected to Further Negatively Affect the Company

In March 2020, COVID-19 was characterized as a pandemic by the World Health Organization. Since December 2019, COVID-19 has spread globally with a high concentration of cases in regions in which the Company conducts its business operations, including the United States, Canada and Argentina. The spread of COVID-19 and resulting tight government controls and travel bans implemented around the world, such as declarations of states of emergency, business closures, and manufacturing, commercial and/or other similar restrictions and limitations, have caused disruption to global supply chains and economic activity, and the market has entered a period of significantly increased volatility. Volatility and disruptions in the supply and demand for lithium and other metals and minerals, global supply chains and financial markets, as well as declining trade and market sentiment and reduced mobility of people, could affect commodity prices, interest rates, credit ratings, credit risk, share prices and inflation. To date, there have been a large number of temporary business closures, quarantines and a general reduction in business and consumer activity in a number of countries including the United States, Canada and Argentina. On March 20, 2020, following the Presidential decree for mandatory social isolation in Argentina, construction of the Cauchari-Olaroz Project was temporarily suspended. Engineering, procurement and manufacturing of equipment, which was performed offsite, continued. In mid-April, in accordance with the governmental regulations allowing mining and construction activities to resume, the Cauchari-Olaroz Project gradually restarted construction activities, and increased the size of the camp, common areas and other infrastructure to accommodate social distancing by staff in accordance with established protocols. By the end of the second quarter of 2020, circulation of COVID-19 had intensified in the Province of Jujuy. As announced in early July by the Company, as a result of workers at the project testing positive for COVID-19, construction was immediately suspended. During July, testing of the workforce at the project was completed, and workers were demobilized from the site. Only the minimum required staff remained on-site to oversee care and maintenance activities. All workers who tested positive in July have since recovered and have been released from isolation. Construction activities at the Cauchari-Olaroz Project have resumed with enhanced COVID-19 protocols. The Company continues to work in close cooperation with the local communities, unions, its workforce and the Province of Jujuy, Argentina as to the safety of its operations, and ongoing assessment and refinements to its pandemic-related operating protocols. Overall, COVID-19 has impacted the development program for the Cauchari-Olaroz Project over the last several months, including delays in delivery of equipment, limitations on operations as a result of government directive and internal operating protocols and the temporary suspension of operations in connection with onsite cases and the implementation of enhanced protocols to manage infections on site. There is a risk that these factors, along with other factors, related to COVID- 19 may continue to affect the Cauchari-Olaroz Project until the virus is brought under control in Argentina and globally, generally thought to be through the development and widespread use of a vaccine, and societal functioning is generally restored. There is also a risk that the severity of some or all of these matters as they relate to the Cauchari-Olaroz Project may increase in the future.

Sustained disruption to development operations due to COVID-19, including future negative developments related to COVID-19 and governmental response to it, could have a material adverse effect on the project, including delays in the development timeline, an increase in development costs or a longer term suspension in the development of the project itself. There can be no assurance that a governmental directive similar to the Argentinian Presidential decree in March will not be issued in the future, that mining and construction activities will continue to be deemed essential businesses or that mining and construction activities will not otherwise be suspended in the future if COVID-19 continues to persist or there is a resurgence in Argentina, the United States, Canada or globally. The risks to the Company of COVID-19 also include restrictions, limitations and other effects on activities which may result in delays in obtaining requisite permitting for, completing a definitive feasibility study for and securing financing for the construction of the Thacker Pass Project and otherwise delay bringing the Thacker Pass Project to commercial production. Additional risks include the potential for the impairment of the Company’s assets or write-downs in respect of the Company’s material properties, or any part thereof, as a result of prolonged delays, limitations or restrictions on activities at the Company’s properties due to COVID-19, risks to employee health and safety, increased costs, including those related to labour and fuel and any additional capital being required related to bringing the Company’s projects to commercial production, regulatory changes, political or economic instabilities, civil unrest, and the availability of industry experts and personnel. The spread of COVID-19 is currently having an adverse impact on the global economy, the severity and duration of which are difficult to predict, and has adversely affected and may have further adverse effects on our performance, as well as our ability to successfully execute our operations, business strategies and initiatives. At this time, the full extent to which the COVID-19 pandemic will or may impact the Company remains uncertain and these factors are beyond the Company’s control.

The Potential Impact of COVID-19 Continues to be Uncertain

COVID-19 has significantly impacted health and economic conditions throughout Canada, the United States, Argentina and globally. The global spread of COVID-19 has been, and continues to be, complex and rapidly evolving, with governments, public institutions and other organizations imposing or recommending, and businesses and individuals implementing, restrictions on various activities or other actions to combat its spread, such as travel restrictions and bans, social distancing, quarantine or shelter-in-place directives, limitations on the size of gatherings, and closures of non-essential businesses. These restrictions have disrupted and may continue to disrupt economic activity, resulting in reduced commercial and consumer confidence and spending, increased unemployment, closure or restricted operating conditions for businesses, volatility in the global economy, instability in the credit and financial markets, labor shortages, regulatory recommendations to provide relief for impacted constituents, and disruption in supply chains.

The full extent to which COVID-19 impacts the Company's business, operations, financial position, results of operations and prospects is highly uncertain and will depend on numerous evolving factors that we may not be able to accurately predict or assess, including, but not limited to, the severity, extent and duration of the pandemic or any resurgences in the future, including any economic recession resulting from the pandemic, the development of effective vaccines and treatments, and the continued governmental, business and individual actions taken in response to the pandemic. Impacts related to COVID-19 are expected to continue to pose risks to the Company's business for the foreseeable future, may heighten many of the risks and uncertainties identified in this Prospectus, and could have a material adverse impact on the Company's business, operations, financial position, results of operations or prospects in a manner that is difficult to predict.

There is No Market for the Securities

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

Dilution from Further Financings

The Company may need to raise additional financing in the future through the issuance of additional equity securities or convertible debt securities. If the Company raises additional funding by issuing additional equity securities or convertible debt securities, such financings may substantially dilute the interests of shareholders of the Company and reduce the value of their investment and the value of the Company's securities.

Active Liquid Market for Common Shares

There may not be an active, liquid market for the Common Shares. There is no guarantee that an active trading market for the Common Shares will be maintained on the TSX and/or the NYSE. Investors may not be able to sell their Common Shares quickly or at the latest market price if trading in the Common Shares is not active.

Discretion in the Use of Proceeds

Management will have broad discretion concerning the use of the net proceeds from the offering of any Securities, as well as the timing of their expenditures. Depending on fluctuations in lithium prices and other factors, the intended use of net proceeds from the offering of any Securities may change. As a result, an investor will be relying on the judgment of management for the application of the net proceeds from the offering of any Securities. Management may use the net proceeds from the offering of any Securities in ways that an investor may not consider desirable if they believe it would be in the best interests of the Company to do so. The results and the effectiveness of the application of proceeds from an offering of any Securities are uncertain. If the proceeds are not applied effectively, the Company's business, financial condition, results of operations or prospects may suffer.

Negative Operating Cash Flows

To date, the Company has not generated significant revenues from operations. The Company had negative operating cash flows for the year ended December 31, 2019 and for the six months ended June 30, 2020 and the Company may continue to incur negative operating cash flows. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the proceeds of any offering of Securities to fund any such negative operating cash flow in future periods.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Cassels Brock & Blackwell LLP with respect to matters of Canadian law. As at the date of this Prospectus, the partners and associates of Cassels Brock & Blackwell LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding securities of any class or series of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

PricewaterhouseCoopers LLP, Chartered Professional Accountants, is the auditor of the Company and has confirmed that it is independent of the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc., located at its principal offices in Vancouver, British Columbia.

INTERESTS OF EXPERTS

Each of Ernest Burga, P.Eng., David Burga, P.Geo., Daniel Weber, P.G., RM-SME, Marek Dworzanowski, C.Eng., Pr.Eng., BSc. (Hons.), FIMMM, FSAIMM, Angelo Stamatiou, Ph.D., PEO, APEGS and Anthony Sanford, Pr.Sci.Nat. is a “qualified person” for the purposes of NI 43-101 who authored certain portions of the Cauchari TR. To the knowledge of the Company, none of such authors nor the respective firms they work with had an interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Cauchari TR or as at the date hereof.

Each of Reza Ehsani, P.Eng., Daniel Peldiak, P.Eng., Rob Spiering, P.Eng., Andrew Hutson, FAusIMM, BE (Mining), Louis F. Fourie, P.Geo., Pri.Sci.Nat., John Young, B.Sc., SME-RM and Ken Armstrong, P.Eng. is a “qualified person” for the purposes of NI 43-101 who authored certain portions of the Thacker Pass TR. To the knowledge of the Company, Reza Ehsani, Andrew Hutson, John Young and Ken Armstrong and the respective firms they work with had no interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Thacker Pass TR or as at the date hereof. Daniel Peldiak, Rob Spiering and Louis Fourie, three of the co-authors of the Thacker Pass TR, are no longer employees of Worley Canada Services Ltd. (“WorleyParsons”). Pursuant to Section 4.2.1 of NI 44-101, an expert consent of Reza Ehsani on behalf of WorleyParsons, will be filed with this Prospectus in lieu of expert consents of Daniel Peldiak, Rob Spiering and Louis Fourie.

Rene LeBlanc, Chief Technical Officer of the Company, is the "qualified person" for the purposes of NI 43-101 who reviewed and approved certain technical and scientific information disclosed in this Prospectus and in the 2019 AIF, the 2019 Annual MD&A and the 2020 Q2 Interim MD&A. Mr. LeBlanc's holdings of securities of the Company as at the date hereof do not exceed 1% of the issued and outstanding securities of the Company.

GLOSSARY OF TERMS

When used in this Prospectus, the following terms have the meanings set forth below unless expressly indicated otherwise.

"2019 AIF" has the meaning given to that term under "Documents Incorporated by Reference".

"2019 Annual Financial Statements" has the meaning given to that term under "Documents Incorporated by Reference".

"2019 Annual MD&A" has the meaning given to that term under "Documents Incorporated by Reference".

"2020 Cauchari Transaction" means the transactions between LAC and its subsidiaries and Ganfeng and its subsidiaries pursuant to which, on closing, Ganfeng increased its interest in Minera Exar to 51% and LAC decreased its interest to 49%.

"2020 Q2 Interim MD&A" has the meaning given to that term under "Documents Incorporated by Reference".

"Bangchak" means BCP Innovation PTE. Ltd.

"BCBCA" means the Business Corporations Act (British Columbia).

“BLM” has the meaning given to that term under “Business of the Company – Project Overview – Thacker Pass Project”.

"Board of Directors" means the board of directors of the Company.

"Cauchari TR" means the technical report titled "Updated Feasibility Study and Reserve Estimation to Support 40,000 tpa Lithium Carbonate Production at Cauchari-Olaroz Salars, Jujuy Province, Argentina" with an effective date of September 30, 2020.

"Cauchari-Olaroz Project" means the Company's Cauchari-Olaroz brine lithium project located in the Province of Jujuy in Northwest Argentina.

"CIM" has the meaning given to that term under "Notice Regarding Representation of Mineral Reserve and Mineral Resource Estimates".

"CIM Definition Standards" has the meaning given to that term under "Notice Regarding Representation of Mineral Reserve and Mineral Resource Estimates".

"Common Shares" has the meaning given to that term on the cover page of this Prospectus.

"Company" has the meaning given to that term on the cover page of this Prospectus.

"Consolidation" means the share consolidation effected on November 8, 2017, pursuant to which the Common Shares were consolidated on the basis of one Common Share for every five previously-outstanding Common Shares.

"COVID-19" means the COVID-19 novel coronavirus.

"Debt Securities" has the meaning given to that term on the cover page of this Prospectus.

"DSUs" means the deferred share units of the Company.

"EBITDA" means earnings before interest, taxes, depreciation and amortization.

“EIS” has the meaning given to that term under “Business of the Company – Project Overview – Thacker Pass Project”.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"forward-looking information" has the meaning given to that term under "Forward-Looking Information".

"Ganfeng" means Ganfeng Lithium Co., Ltd., and as applicable, its wholly-owned subsidiaries GFL International Co., Ltd. and Ganfeng Lithium Netherlands Co., B.V.

"Global Securities" has the meaning given to that term under "Description of Debt Securities".

"IASB" has the meaning given to that term on the cover page of this Prospectus.

"IFRS" has the meaning given to that term on the cover page of this Prospectus.

"Indenture" has the meaning given to that term under "Description of Debt Securities".

"LAC" or "we" has the meaning given to that term on the cover page of this Prospectus.

"MJDS" has the meaning given to that term on the cover page of this Prospectus.

"Minera Exar" means Minera Exar S.A.

"NI 43-101" means National Instrument 43-101 - Standards of Disclosure for Mineral Projects.

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions.

"NI 44-102" means National Instrument 44-102 - Shelf Distributions.

“NPV” means net present value.

"NYSE" has the meaning given to that term on the cover page of this Prospectus.

"Options" means the incentive stock options of the Company.

"Preferred Shares" has the meaning given to that term on the cover page of this Prospectus.

"Project Investment" means the transactions between LAC and its subsidiaries and Ganfeng pursuant to which Ganfeng increased its interest in Minera Exar to 50% and LAC decreased its interest to 50%.

"Prospectus" has the meaning given to that term on the cover page of this Prospectus.

"Prospectus Supplement" has the meaning given to that term on the cover page of this Prospectus.

"PSUs" means the performance share units of the Company.

"RSUs" means the restricted share units of the Company.

"SEC" has the meaning given to that term on the cover page of this Prospectus.

"SEC Industry Guide 7" has the meaning given to that term under "Notice Regarding Representation of Mineral Reserve and Mineral Resource Estimates".

"SEC Modernization Rules" has the meaning given to that term under "Notice Regarding Representation of Mineral Reserve and Mineral Resource Estimates".

"Securities" has the meaning given to that term on the cover page of this Prospectus.

"Subscription Receipts" has the meaning given to that term on the cover page of this Prospectus.

"Thacker Pass Project" means the Company's lithium project property located in Humboldt County, Nevada.

"Thacker Pass TR" means the technical report titled "Technical Report on the Pre-Feasibility Study for the Thacker Pass Project, Humboldt County, Nevada, USA" with an effective date of August 1, 2018.

"Trustee" has the meaning given to that term under "Description of Debt Securities".

"TSX" has the meaning given to that term on the cover page of this Prospectus.

"Units" has the meaning given to that term on the cover page of this Prospectus.

"Warrants" has the meaning given to that term on the cover page of this Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Section 160 of the Business Corporations Act (British Columbia) (the "BCBCA") provides that the Registrant may do one or both of the following:

(a) indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable;

(b) after the final disposition of an eligible proceeding (as defined below), pay the expenses (as defined below) actually or reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, the Registrant must pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (i) has not been reimbursed for those expenses; and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.  The BCBCA also provides that the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding provided the Registrant first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the applicable division of the BCBCA, an "eligible party", in relation to the Registrant, means an individual who:

(a) is or was a director or officer of the Registrant;

(b) is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the Registrant, or at the request of the Registrant; or

(c) at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An "eligible penalty" under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An "eligible proceeding" under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

"expenses" include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

An "associated corporation" means a corporation or entity referred to in paragraph (b) or (c) of the definition of "eligible party" above.

Notwithstanding the foregoing, the BCBCA prohibits the Registrant from indemnifying an eligible party or paying the expenses of an eligible party if any of the following circumstances apply:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time such agreement was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interest of the Registrant or the associated corporation, as the case may be; or

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or an associated corporation, the Registrant must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of that proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, section 164 of the BCBCA provides that, on the application of the Registrant or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a) order the Registrant to indemnify an eligible party against any liabilities incurred by the eligible party in respect of an eligible proceeding;

(b) order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

(d) order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under section 164; or

(e) make any other order the court considers appropriate.

The BCBCA provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.

The Registrant's articles provide that the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.  Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity above.

The Registrant's articles define "eligible penalty" to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.  An "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Registrant (a) is or may be joined as a party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The Registrant's articles further provide that subject to any restrictions in the BCBCA, the Registrant may indemnify any person.  The failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant's articles does not invalidate any indemnity to which he or she is entitled under the Registrant's articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (i) is or was a director, alternate director, officer, employee or agent of the Registrant; (ii) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (iii) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (iv) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

* * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number	Description
4.1

The annual information form of the Registrant dated March 13, 2020 for the year ended December 31, 2019 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 40-F, filed with the Commission on March 16, 2020)

4.2

The Registrant's audited consolidated financial statements as at and for the years ended December 31, 2019 and 2018, together with the notes thereto and the independent auditor's report thereon (incorporated by reference from Exhibit No. 99.2 to the Registrant's Form 40-F, filed with the Commission on March 16, 2020)

4.3

The management's discussion and analysis of the results of operations and financial condition of the

Registrant for the year ended December 31, 2019 (incorporated by reference from Exhibit No. 99.3 to the Registrant's Form 40-F, filed with the Commission on March 16, 2020)

4.4

The Registrant's unaudited condensed consolidated interim financial statements as at and for the three and six month periods ended June 30, 2020 and 2019, together with the notes thereto (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, filed with the Commission on August 17, 2020)

4.5

The management's discussion and analysis of the results of operations and financial condition of the Registrant for the three and six month periods ended June 30, 2020 (incorporated by reference from Exhibit No. 99.2 to the Registrant's Form 6-K, filed with the Commission on August 17, 2020)

4.6

The management information circular of the Registrant dated April 7, 2020 prepared in connection with the annual general and special meeting of shareholders held on May 7, 2020 (incorporated by reference from Exhibit No. 99.2 to the Registrant's Form 6-K, filed with the Commission on April 10, 2020)

4.7	The material change report of the Registrant dated February 18, 2020 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, filed with the Commission on March 4, 2020)

4.8	The material change report of the Registrant dated July 9, 2020 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, filed with the Commission on July 13, 2020)

4.9	The material change report of the Registrant dated September 8, 2020 (incorporated by reference fromExhibit No. 99.1 to the Registrant’s Form 6-K, filed with the Commission on September 9, 2020)

5.1	Consent of PricewaterhouseCoopers LLP

5.2	Consent of David Burga

5.3	Consent of Ernest Burga

5.4	Consent of Daniel Weber

5.5	Consent of Marek Dworzanowski

5.6	Consent of Anthony Sanford

5.7	Consent of Andrew Hutson*

5.8	Consent of John Young*

5.9	Consent of Ken Armstrong*

5.10	Consent of Rene LeBlanc*

5.11	Consent Reza Ehsani

5.12	Consent of Worley Canada Services Ltd.

6.1	Powers of Attorney (included on the signature page of the F-10 Registration Statement filed with the Commission on September 25, 2020).

7.1	Form of Indenture*

* Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

        A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process was filed concurrently with the initial filing of this Registration Statement on Form F-10.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Country of Canada on October 19, 2020.

LITHIUM AMERICAS CORP.
By:	/s/ Eduard Epshtein
	Name:	Eduard Epshtein
	Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Jonathan Evans	President, Chief Executive Officer and Director	October 19, 2020
Jonathan Evans

/s/ Eduard Epshtein	Chief Financial Officer	October 19, 2020
Eduard Epshtein

/s/ George Ireland	Director	October 19, 2020
George Ireland

/s/ John Kanellitsas	Director	October 19, 2020
John Kanellitsas

/s/ Franco Mignacco	Director	October 19, 2020
Franco Mignacco

/s/ Gabriel Rubacha	Director	October 19, 2020
Gabriel Rubacha

/s/ Xiaoshen Wang	Director	October 19, 2020
Xiaoshen Wang

/s/ Fabiana Chubbs	Director	October 19, 2020
Fabiana Chubbs

/s/ Fabiana Chubbs	Director	October 19, 2020
Yuan Gao

/s/ Michael Fischer	Director	October 19, 2020
Michael Fischer

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on October 19, 2020.

/s/ Rene LeBlanc

Name:  Rene LeBlanc

Title:    Chief Technical Officer